EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying Quarterly report on Form 10-Q of Perf-Go Green Holdings, Inc. for the quarter ended September, 2009, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly report on Form 10-Q for the quarter ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in such Quarterly report on Form 10-Q for the quarter ended September 30, 2009 fairly presents, in all material respects, the financial condition and results of operations of Perf-Go Green Holdings, Inc.

December 24, 2009	/s/ Anthony Tracy
Name: Anthony Tracy
Title: President (principal executive officer)